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                                                                    Exhibit 16.1

                                                         PricewaterhouseCoopers
                                                         230 North Elm Street
                                                         Suite 1700
                                                         Greensboro NC 27401
                                                         Telephone (336)691-1000
                                                         Facsimile (336)691-1140

March 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Blue Rhino Corporation (copy attached), which we understand will be filed with the commission, pursuant to Item 4 of Form 8-K, as part of the company's Form 8-K report for the month of February, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP